CANADA LIFE FINANCIAL CORPORATION

MATERIAL CHANGE REPORT

Section 118(1) of the Securities Act (Alberta)
Section 85(1) of the Securities Act (British Columbia)
Section 76(2) of the Securities Act (Newfoundland)
Section 81(2) of the Securities Act (Nova Scotia)
Section 75(2) of the Securities Act (Ontario)
Section 84(1) of the Securities Act (Saskatchewan)

  Reporting Issuer

  Canada Life Financial Corporation
  330 University Avenue
  Toronto, Ontario
  M5G 1R8

  Tel: (416) 597-1440

  Date of Material Change

  January 13, 2003

  Media Release

  The material change was announced in a media release transmitted on January 13, 2003 through Canada Newswire. A copy of the media release accompanies this material change report.

  Summary of Material Change

  "Canada Life Board Recommends Rejection of Manulife Offer"

  Full Description of Material Change

  See attached media release.

  Reliance on Confidentiality Provisions of Securities Legislation

  Not applicable.

  Omitted Information

  Not applicable.

  Senior Officer

  Patrick Crowley, Executive Vice-President & Chief Financial Officer of Canada Life Financial Corporation, is knowledgeable about the material change described in this report and can be reached at 416-597-1440, ext. 5520.

  Statement of Senior Officer

The foregoing accurately describes the material change described herein.

DATED at Toronto, Ontario, this 13th day of January 13, 2003.

CANADA LIFE FINANCIAL CORPORATION

"Patrick Crowley"

(Signed) Patrick Crowley
Executive Vice-President &
Chief Financial Officer